UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 12, 2008

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2008, the board of directors (the “Board”) of Radian Group Inc. (the “Company”) amended the Company’s By-Laws to adopt a majority voting standard for the election of directors in uncontested elections and to make certain other minor changes. Under the Company’s majority voting standard, a nominee for director must receive a majority of the votes cast (meaning that the number of shares voted “for” a director must exceed the number of votes cast “against” that director) in order to be elected to the Board. If a sitting director fails to receive a majority of the votes cast, the Board will determine within 90 days of such vote whether to accept the previously submitted resignation of such director. Alternatively, the director may retire from the Board during this 90 day period. In contested elections, the voting standard will continue to be a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

The By-Law amendment was effective upon approval by the Board. The preceding description of the amendment is qualified in its entirety by reference to the prior form of the Company’s By-Laws and to the Company’s Amended and Restated By-Laws, copies of which are filed respectively as Exhibits 3.2(i) and 3.2(ii) to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.2(i)	Amended and Restated By-Laws of Radian Group Inc. (incorporated by reference to Exhibit 3.2(ii) to Radian Group Inc.’s Current Report on Form 8-K dated August 7, 2008 and filed on August 13, 2008).

3.2(ii)	Amended and Restated By-Laws of Radian Group Inc., effective November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: November 18, 2008	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

3.2(i)	Amended and Restated By-Laws of Radian Group Inc. (incorporated by reference to Exhibit 3.2(ii) to Radian Group Inc.’s Current Report on Form 8-K dated August 7, 2008 and filed on August 13, 2008).

3.2(ii)	Amended and Restated By-Laws of Radian Group Inc., effective November 12, 2008.